As filed with the Securities and Exchange Commission on November 30, 2020

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	37-1765151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1620 Beacon Place

Oxnard, California 93033

(805) 824-0410

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Davidson

Chief Executive Officer

1620 Beacon Place

Oxnard, California 93033

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leib Orlanski, Esq. Jacqulyn Lewis, Esq. K&L Gates LLP 10100 Santa Monica Blvd. Los Angeles, California 90067 (310) 552-5000 (310) 552-5001 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share issuable upon conversion of Series A Subordinated Convertible Note	7,673,214	(4)	$1.05	$8,056,875	$879.01
Common Stock, par value $0.001 per share issuable upon conversion of Senior Secured Convertible Series B Note	3,883,555	(5)	$1.05	$4,077,732	$444.88
Total	11,556,769		--	$12,134,607	$1,323.89

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. Based upon the average of the high and low prices of the registrant’s common stock on November 27, 2020.

(3)	Previously paid.

(4)

Represents a good faith estimate of the shares of common stock underlying a certain Series A Subordinated Convertible Note issued by the registrant in a private placement, with such amount equal to the maximum number of shares issuable upon conversion of such note, assuming for purposes hereof that each such note is convertible at $0.60 per share, which is the effective alternate conversion price in the event of default as of October 30, 2020, without taking into account the limitations on the conversion of such note (as provided for therein).

(5)

Represents a good faith estimate of the shares of common stock underlying a certain Series B Senior Secured Convertible Note issued by the registrant in a private placement, with such amount equal to the maximum number of shares issuable upon conversion of such note, assuming for purposes hereof that each such note is convertible at $0.60 per share, which is the effective alternate conversion price in the event of default as of October 30, 2020, without taking into account the limitations on the conversion of such note (as provided for therein).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”) acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 30, 2020

PRELIMINARY PROSPECTUS

11,556,769 Shares of Common Stock

This prospectus covers up to 11,556,769 shares of our common stock that may be offered for resale or otherwise disposed of by the selling stockholder set forth under the caption “Selling Stockholder” elsewhere in this prospectus, including their pledges, assignees or successors-in-interest.

The shares of common stock offered for resale consist of shares underlying one Series A Subordinated Convertible Note and one Series B Senior Secured Convertible Note, each issued by us in a private placement on October 30, 2020.

We will not receive any proceeds from the sale or other disposition of the shares of common stock by the selling stockholder.

Our common stock is listed on the OTCQB under the symbol “CURR.” On November 27, 2020, the last reported sale price of our common stock was $1.08 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 9 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell the shares of common stock described in this prospectus. This prospectus provides you with a general description of the securities which may be offered.

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. It is important for you to read and consider all information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements before making a decision to invest in our common stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document, as described in, “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should also read and consider the additional information contained in the documents we have incorporated into this prospectus by reference.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Cure design logo and the Cure mark appearing in this prospectus are the property of Cure Pharmaceutical Holding Corp. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Cure” refer to Cure Pharmaceutical Holding Corp. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, and our financial statements and related notes incorporated by reference in this prospectus before making an investment decision with respect to our securities. Please see the sections titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

Company Overview

We are a biopharmaceutical company focusing on the development and manufacturing of drug formulation and drug delivery technologies in novel dosage forms to improve drug safety, efficacy and patient adherence. Our mission is to improve lives by redefining how medications are delivered and experienced. Our primary business model is to develop wellness and drug products using our proprietary technology. Our technology platform includes oral thin film (“OTF”), and encapsulation systems (“microCURE”) compatible with OTF, chews, oral solutions, topical and transdermal dose forms. We apply our technology to pharmaceutical drugs and dietary supplements for the wellness market. OTF products are about the size of a postage stamp and are composed of excipients, such as polymers, stabilizers, lipids and surfactants. Our OTF products can be designed to deliver active ingredients to the gastrointestinal tract when placed on the tongue and swallowed. They may also be placed directly into the blood stream when placed under the tongue (sublingual) or on the inner lining of the cheek and lip (buccal).

Recent Developments

The steps we have taken in 2020 have further positioned us as a vertically integrated biopharmaceutical company, allowing for growth in both the pharmaceutical and wellness categories. We have further capitalized on our existing core competencies while expanding our verticals into areas that generate revenue, in particular, the wellness market through our newly acquired subsidiary The Sera Labs (“Sera Labs”). Sera Labs is a multi-channel marketing and branding company with expertise in the direct-to-consumer channel as well as wholesale/retail sectors. The diversification strategy we plan to employ is intended to build upon our success in pharmaceutical drug delivery and innovation, while growing to become a revenue-generating wellness corporation through our own branded wellness products.

Utilizing our patented and advanced OTF technology, CUREfilm, we have developed a marketing and branding strategy under the product line Nutri-Strips with RAD3 (Rapid Activation Delivery) to deliver novel vitamins and supplements to consumers across the nation. Products from our Nutri-Strips line will be sold through Sera Labs and are currently available in a variety of formulations to meet consumers specific needs. The Nutri-Strips line’s first two products are Sleep A.S.A.P., designed to help people get to sleep and stay asleep, and EnergY, to enhance performance and mental focus.  We are also planning to launch RecoverB, a product designed to provide electrolytes and aid muscle recovery in the first half of 2021.

We have successfully earned an NSF International cGMP certification for manufacturing of dietary supplements. This certification is issued only after extensive material and facility analysis and gives suppliers, retailers, regulators and consumers assurance that products manufactured by us meet the highest standards for safety, quality, sustainability and performance. An NSF cGMP certification is considered a gold-standard for manufacturing compliance.

We achieved a positive milestone within our research on drug delivery, specifically our proprietary drug delivery system CUREfilm. We received very positive results from a Pharmacokinetic (PK) study where we examined the bioavailability of our delivery system as compared to soft gels, a common delivery system for pharmaceutical and nutraceutical Active Pharmaceutical Ingredients (“API”). The results showed significantly higher maximum serum concentration (~3x increase in Cmax) and a faster onset/absorption (~3x decrease in Tmax), compared to the reference product. The results of this study indicate that CUREfilm technology can improve bioavailability of API’s, potentially allowing for a lower dose, which may facilitate a reduction in side effects and better compliance. In addition, we believe that our technology could be effectively applied to other molecules that have bioavailability challenges, achieving multiple patient benefits.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

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•

being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

•

an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and

•	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to take advantage of this transition period. We will remain an emerging growth company until the earliest of (i) December 31, 2020, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

Corporate Information

We were incorporated in the State of Nevada on May 15, 2014. On November 7, 2016, we changed our name from Makkanotti Group Corp to CURE Pharmaceutical Holding Corp. On September 27, 2019, we reincorporated from the State of Nevada to the State of Delaware. Our principal executive offices are located at 1620 Beacon Place, Oxnard, CA 93033 and our telephone number is (805) 824-0410. Our website is www.curepharmaceutical.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, located at 18 Lafayette Place, Woodmere, NY 11598.

Background of the Offering

On October 30, 2020, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”) and consummated the sale to the Investor of a Series A subordinated convertible note (the “Series A Note”) with an initial principal amount of $4,600,000 and the Series B senior secured convertible note (the “Series B Note,” and together with the Series A Note, the “Convertible Notes” and, each a “Convertible Note”) with an initial principal amount of $6,900,000 in a private placement (the “Private Placement”) that closed on October 30, 2020.

The Series A Note was sold with an original issue discount of $600,000 and the Series B Note was sold with an original issue discount of $900,000. The Investor paid for the Series A Note to be issued to the Investor by delivering $4,000,000 in cash consideration and paid for the Series B Note to be issued to the Investor by delivering a secured promissory note (the “Investor Note”) with an initial principal amount of $6,000,000. We will receive cash in respect of a Series B Note only upon cash repayment of the corresponding Investor Note. In certain circumstances, the Investor Note may be automatically satisfied through netting against the Series B Note rather than through the payment of cash. Until the Investor Note is repaid, the original issue discount and the rest of the principal under the corresponding Series B Note is considered to be “restricted.” Upon any repayment of the Investor Note, the principal of the corresponding Series B Note becomes “unrestricted” on dollar-for-dollar basis, along with a proportional amount of the original issue discount.

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Axiom Capital Management, Inc. (“Axiom”) was engaged as the sole placement agent for the Private Placement and received a placement agent fee of $306,000 at the closing of the Private Placement, representing 8% of the gross cash proceeds at the closing. After deducting the placement agent fee and our estimated expenses associated with the Private Placement, and the repayment of the September Note (defined below), our estimated net cash proceeds at the closing were approximately $2,340,000. If the Investor Note is subsequently satisfied in full by payment in cash, the additional financial advisory fee on the cash proceeds received from the Investor Note will be another $480,000, and the aggregate net cash proceeds from the Private Placement as a whole will be approximately $8,850,000. In addition, Axiom received a warrant (the “Warrant”) exercisable for 2 years for the purchase of an aggregate of up to 242,424 shares of the Company’s common stock, at an exercise price of $1.32 per share. The Warrant may also be exercised by means of a “cashless exercise” or “net exercise.” Upon the achievement of certain milestones, Axiom is entitled to receive an additional warrant, on the same terms as the Warrant, exercisable for an aggregate of up to 363,636 shares of common stock (collectively with the shares underlying the Warrant, the “Warrant Shares”). The Warrant Shares, when issued, will have the same rights, preferences and privileges as the shares underlying the Convertible Notes.

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), with the Investor, among other agreements. In accordance with the terms of the Registration Rights Agreement, we are registering the shares underlying the Convertible Notes for resale pursuant to this prospectus. The Private Placement, Purchase Agreement, Registration Rights Agreement and other related agreements are more fully described in “Private Placement of the Convertible Notes” below.

Promptly after the consummation of the Private Placement, we repaid in full the outstanding principal balance and all accrued but unpaid interest expense on a Senior Promissory Note issued on September 25, 2020 to the Investor (the “September Note”). The cash payment to the Investor to satisfy the September Note was in the amount $1,100,000.

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THE OFFERING

Common stock offered by the selling stockholder	11,556,769 shares(1)
Common stock outstanding prior to the offering	56,532,471 shares(2)(3)
Common stock outstanding after the offering	68,089,240 shares(3)(4)
Use of proceeds

We will not receive any proceeds from the sale of our securities offered by the selling stockholder under this prospectus, but we will receive the exercise price of the common stock. See “Use of Proceeds” beginning on page 18 of this prospectus.

OTCQB ticker symbol	CURR
Risk Factors

See “Risk Factors” beginning on page 9 of this prospectus and the other information in or incorporated by reference into this prospectus for a discussion on the factors you should consider before making an investment decision.

(1)

This amount includes an estimate of (i) 7,673,214 shares of our common stock underlying the Series A Note, such amount being equal to the maximum number of shares issuable upon conversion of the Series A Note, assuming for purposes hereof that (y) the Series A Note is convertible at $0.60 per share, which is the effective alternate conversion price in the event of default as of October 30, 2020, without taking into account the limitations on the conversion of the Series A Note as described elsewhere in this prospectus and (ii) 3,883,555 shares of common stock underlying the Series B Note, such amount being equal to 34% of the shares issuable upon conversion of the Series B Note, assuming for purposes hereof that the Series B Note is convertible at $0.60 per share, which is the effective alternate conversion price in the event of default as of October 30, 2020, without taking into account the limitations on the conversion of the Series B Note as described elsewhere in this prospectus. The actual number of shares issued upon conversion of the Convertible Notes may be more or less than this amount. See “Risk Factors” and “Private Placement of the Convertible Notes” below.

(2)	Based on the outstanding shares of our common stock as of November 27, 2020.

(3)	This amount does not include 3,802,830 shares of our common stock reserved for future issuance under our Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) as of November 27, 2020.

(4)	This amount includes the estimate of (i) 7,673,214 shares of common stock underlying the Series A Note and (ii) up to 3,883,555 shares of common stock underlying the Series B Note.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the following risk factors, please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, filed with the SEC on March 30, 2020, our Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2020 and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

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Risks Related to the Offering

A substantial number of shares of our common stock may be issued pursuant to the conversion terms of the Convertible Notes, which could cause the price of our common stock to decline.

The Convertible Notes are immediately convertible upon issuance into shares of our common stock at an initial conversion price of $1.32 per share, for an aggregate of approximately 8,712,121 shares (based on $11,500,000 in aggregate principal amount outstanding as of such date) without taking into account the limitations on the conversion of the Convertible Notes as described elsewhere in this prospectus. The issuance of these shares will dilute our other equity holders, which could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock by the Selling Stockholder, or the perception that these sales could occur, could adversely affect the price of our common stock.

The sale by the Selling Stockholder of a significant number of shares of common stock could have a material adverse effect on the market price of our common stock. In addition, the perception in the public markets that the Selling Stockholder may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

The requirement that we repay the Convertible Notes and interest thereon in cash could adversely affect our business plan, liquidity, financial condition, and results of operations.

If not converted, we are required to repay principal amounts outstanding under the Convertible Notes and interest thereon in cash. These obligations could have important consequences on our business. In particular, they could:

•	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;
•	increase our vulnerability to general adverse economic and industry conditions; and
•	place us at a competitive disadvantage compared to our competitors.

No assurances can be given that we will be successful in making the required payments under the Convertible Notes. If we are unable to make the required cash payments, there could be a default under the Convertible Notes. In such event, or if a default otherwise occurs under the Convertible Notes, including as a result of our failure to comply with the financial or other covenants contained therein, the holders of the Convertible Notes could cause the Convertible Notes to accrue interest at the rate of 18% per annum.

Restricted covenants under the Convertible Notes could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

The Convertible Notes contain a number of affirmative and negative covenants regarding the payment of dividends, maintenance of its property, transactions with affiliates, and issue notes and certain securities.

Our ability to comply with these covenants may be adversely affected by events beyond our control, and we cannot assure you that we can maintain compliance with these covenants. The financial covenants could limit our ability to make needed expenditures or otherwise conduct necessary or desirable business activities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding our industry, future events, future opportunities for our company, estimates of our total addressable market, and projections of customer savings. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our common stock; the inability to realize the expected amount and timing of cost savings and operating synergies; those discussed in our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors,” as updated from time to time by our Quarterly Reports on Form 10-Q and other documents we file with the SEC. There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

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PRIVATE PLACEMENT OF THE CONVERTIBLE NOTES

On October 30, 2020, we entered into the Purchase Agreement with the Investor and consummated the sale to the Investor of the Series A Note with an initial principal amount of $4,600,000 and the Series B senior secured convertible note with an initial principal amount of $6,900,000 in a Private Placement that closed on October 30, 2020.

The Series A Note was sold with an original issue discount of $600,000 and the Series B Note was sold with an original issue discount of $900,000. The Investor paid for the Series A Note to be issued to the Investor by delivering $4,000,000 in cash consideration and paid for the Series B Note to be issued to the Investor by delivering the Investor Note with an initial principal amount of $6,000,000. The Company will receive cash in respect of a Series B Note only upon cash repayment of the corresponding Investor Note. In certain circumstances, the Investor Note may be automatically satisfied through netting against the Series B Note, as described more fully below, rather than through the payment of cash. Until the Investor Note is repaid, the original issue discount and the rest of the principal under the corresponding Series B Note is considered to be “restricted.” Upon any repayment of the Investor Note, the principal of the corresponding Series B Note becomes “unrestricted” on dollar-for-dollar basis, along with a proportional amount of the original issue discount.

Axiom was engaged as the sole placement agent for the offering of the Convertible Notes. Axiom received a placement agent fee of $306,000 at the closing of the Private Placement, representing 8% of the gross cash proceeds at the closing. After deducting the placement agent fee, the Company’s estimated expenses associated with the Private Placement and the repayment of the September Note, the Company’s estimated net cash proceeds at the closing were approximately $2,340,000. If the Investor Note is subsequently satisfied in full by payment in cash, the Company the additional financial advisory fee on the cash proceeds received from the Investor Note will be another $480,000, and the aggregate net cash proceeds from the Private Placement as a whole will be approximately $8,850,000. In addition, Axiom received the Warrant exercisable for two (2) years for the purchase of an aggregate of up to 242,424 shares of the Company’s common stock, at an exercise price of $1.32 per share. The Warrant may also be exercised by means of a “cashless exercise” or “net exercise.” Upon the achievement of certain milestones, Axiom is entitled to receive an additional warrant, on the same terms as the Warrant, exercisable for an aggregate of up to 363,636 Warrant Shares. The Warrant Shares, when issued, will have the same rights, preferences and privileges (including the registration rights described under “Registration Rights Agreement” below) as the shares underlying the Convertible Notes.

Promptly after the consummation of the sale of the Convertible Notes, the Company repaid in full the outstanding principal balance and all accrued but unpaid interest expense on the September Note. The cash payment to the Investor to satisfy the September Note was in the amount $1,100,000.

Purchase Agreement

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Purchase Agreement, the Company also agreed that as long as the Series A Note remains outstanding, the Company will not effect or enter into an agreement to effect any variable rate transaction other than a bona fide at-the-market offering or equity line of credit.

Convertible Notes

General

The Convertible Notes were issued to the Investor on October 30, 2020 and mature on October 30, 2022 with respect to the Series A Note and October 30, 2021 with respect to the Series B Note (the “Maturity Date”), subject to extension in certain circumstances, including bankruptcy and outstanding events of default.

Payment of Amounts Due under the Convertible Notes

On the Maturity Date, the Company shall pay to the Investor an amount in cash (other than restricted amounts under the Series B Note) representing all outstanding principal, Make-Whole Amount (as defined in the Convertible Notes), if any, accrued and unpaid interest and accrued and unpaid Late Charges (as defined in the Convertible Notes) on such principal, except that any restricted amount under the Series B Note will be automatically satisfied on the Maturity Date (in lieu of a cash payment) by Maturity Netting (as defined in the Investor Note). The Company may not prepay any amounts due under the Convertible Notes.

Interest

The Convertible Notes shall bear no interest unless there is an occurrence, and during the continuance, of an Event of Default (as defined in the Convertible Notes). During any such Event of Default, the Convertible Notes will accrue interest at the rate of 18% per annum. See “—Events of Default” below.

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Conversion; Alternate Conversion upon Event of Default

Each Convertible Note (other than restricted amounts under the Series B Note) is convertible, at the option of the Investor, into shares of Common Stock at a conversion price of $1.32 per share. The conversion price is subject to full ratchet anti-dilution protection upon any transaction in which the Company is deemed to have granted, issued or sold, any shares of Common Stock. If the Company enters into any agreement to issue any variable rate securities, other than a bona fide at-the-market offering or equity line of credit, the Investor has the additional right to substitute such variable price (or formula) for the conversion price.

If an Event of Default has occurred under the Convertible Notes, the Investor may elect to alternatively convert the Convertible Notes at the redemption premium described therein.

Conversion Limitation

The Investor will not have the right to convert any portion of a Convertible Notes, to the extent that, after giving effect to such conversion, the Investor (and other certain related parties) would beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to such conversion. This limit may, from time to time, be increased, up to 9.99%, or decreased; provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

Events of Default

The Convertible Notes include certain customary and other Events of Default. In connection with an Event of Default, the Investor may require the Company to redeem in cash any or all of the Convertible Notes. The redemption price will be at a premium to the amount due under the Convertible Notes as described therein.

Change of Control

In connection with a Change of Control (as defined in the Convertible Notes), the Investor may require the Company to redeem all or any portion of the Convertible Notes. The redemption price per share will be at a premium to the amount due under the Convertible Notes as described therein.

Covenants

The Company will be subject to certain customary affirmative and negative covenants including those regarding the payment of dividends, maintenance of its property, transactions with affiliates, and issue notes and certain securities.

Company Optional Redemption Rights and Netting under Series B Notes

The Company may redeem the Convertible Notes at the redemption price described in the Convertible Notes. The Company also may redeem any portion of any Series B Note by offsetting the principal amount thereof against the principal amount of the corresponding Investor Note.

Pursuant to the Investor Note and a Master Netting Agreement, dated as of October 30, 2020 (the “Master Netting Agreement”), between the Investor and the Company, upon an acceleration of the Series B Note pursuant to an Event of Default, required redemption of the Series B Note upon the occurrence of a Change in Control or upon any other required redemption of the restricted amounts under the Series B Note, the unpaid amount of the Investor Note shall automatically net against the unpaid amount of the corresponding Series B Note or against the redemption amount, as applicable. In addition, on the Maturity Date of the Series B Note or upon an Event of Default relating to bankruptcy, the unpaid amount of an Investor Note will automatically be netted against the unpaid amount of the corresponding Series B Note. Further provisions in connection with netting are set forth under the Master Netting Agreement.

Investor Note

The Investor Note was issued pursuant to a Note Purchase Agreement, dated as of October 30, 2020, by and between the Company and the Investor.

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The Investor’s obligation to pay the Company the amount of principal outstanding pursuant to the applicable Investor Note is to be secured by an equal amount of cash, cash equivalents, or currency, notes or securities backed by certain governments. The Investor may, at its option and at any time, voluntarily prepay an Investor Note, in whole or in part. In addition, the Investor Note is subject to mandatory prepayment, in whole or in part (a “Mandatory Prepayment”), upon the occurrence of certain events, including:

•

The Investor will be required to prepay the Investor Note in certain amounts (each a “Mandatory Prepayment”) on the first date after the effectiveness of a resale registration statement (or the availability of Rule 144 promulgated under the Securities Act of 1933, as amended) if certain other conditions are satisfied as of such date.

•

Initial Mandatory Prepayments may not exceed the lesser of (a) such aggregate amount of principal outstanding under the Investor Note and (b) such aggregate amount of principal outstanding under the Investor Note that, together with the unrestricted principal would not exceed the lesser of (i) $1 million and (ii) 10% of the 30 trading day market capitalization of the Company. Any other Mandatory Prepayments must not exceed the lesser of the principle outstanding under the Investor Note and $2,000,000.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated as of October 30, 2020 (the “Registration Rights Agreement”) between the Investor and the Company, the Company have granted certain registration rights to the Investor. The Registration Rights Agreement requires the Company to file a registration statement covering the resale of the shares underlying the Convertible Notes within 30 days and to have the registration statement declared effective within 90 days of after the closing of the Purchase Agreement. It also grants the Investor customary “piggyback” registration rights. If the Company fails to file the registration statement or have it declared effective by the deadlines above, or if certain other conditions relating to the availability of the registration statement and current public information are not met, the Company will pay certain Registration Delay Payments (as defined in the Registration Rights Agreement) to the Investor.

Leak-Out Agreement

On October 30, 2020, the Company and the Investor entered into a Leak-Out Agreement (the “Leak-Out Agreement”) pursuant to which the Investor and the Company agreed that, among other things, neither the Investor nor certain of its affiliates would collectively sell, dispose of or otherwise transfer, directly or indirectly, during the Restricted Period (as defined in the Leak-Out Agreement), shares of Common Stock in an amount more than the greater of (x) $20,000 in sales of shares of Common Stock, (y) 20% of the quotient of (A) the sum of each daily composite trading volume of Common Stock as reported by Bloomberg, LP for each Trading Day (as defined in the Leak-Out Agreement) during the 20 Trading Day period immediately preceding such Date of Determination (as defined in the Leak-Out Agreement), divided by (B) twenty (20) and (z) an aggregate 20% of the trading volume of Common Stock as reported by Bloomberg, LP for the applicable Date of Determination (as defined in the Leak-Out Agreement).

Dollar Value of Underlying Securities and Potential Profits on Conversion

The following table sets forth the potential profit to be realized upon conversion by the selling stockholder of the convertible notes based on the conversion price on October 30, 2020 and the closing price of our common stock on October 30, 2020 (the date the convertible notes were issued).

Potential Profit from Conversion of the Convertible Notes at the Option of the Selling Stockholder

	Series A Note	Series B Note	Total
Per share market price as of October 30, 2020	$1.25	$1.25	$1.25
Per share effective conversion price as of October 30, 2020(1)	$0.77	$0.77	$0.77
Total shares underlying convertible notes based on effective conversion price	5,940,277	8,910,416	14,850,693
Aggregate market value of underlying shares based on per share market price as of October 30, 2020	$7,425,346	$11,138,020	$18,563,366
Aggregate conversion price of underlying shares	$4,600,000	$6,900,000	$11,500,000
Aggregate cash purchase price for the convertible notes	$4,000,000	$6,000,000	$10,000,000
Total premium to market price of underlying shares	85.6%	85.6%	85.6%

(1) The effective conversion price factors in the number of shares issuable under the Convertible Notes at a price per share of $0.77 pursuant to the Adjustment Factor (as defined in the Convertible Notes).

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Payments to Selling Stockholder and Affiliates

In connection with the convertible notes, we are or may be required to make the following payments to the selling stockholder and its affiliates:

			Total Maximum
	Maximum Early	Maximum	Payments During
Payee	Redemption Premiums(1)	Registration Penalties(2)	First 12 Months(3)
Selling Stockholder	$16,318,500	$1,458,488	$1,458,488

(1) Represents the cash amount that would be payable by us if it were required to redeem the convertible notes as a result of an event of default or change of control assuming (a) that the applicable premium to be applied upon a change of control is 120% and the default interest rate is 18% per annum upon the occurrence and continuance of an event of default, (b) that the event of default or change of control occurs on October 30, 2020, and (c) that the required payments continue until October 30, 2021.

(2) Represents the maximum monetary penalties and interest that would be payable if we failed to timely file, obtain a declaration of effectiveness or maintain the effectiveness with respect to the registration statement required under the above-described registration rights agreement. Assumes that (a) the monetary penalties begin to accrue in November 2020, (b) the monetary penalties continue to accrue until November 25, 2021, and (c) the monetary penalties will not be paid until November 26, 2021.

(3) Represents the maximum amounts payable in cash under the other columns in this table during the first 12 months after the sale of the convertible notes assuming that there is no redemption thereof during the first year due to an event of default or change of control.

Net Proceeds from Private Placement of Convertible Notes

The following table sets forth the gross proceeds received from the private placement of the convertible notes and calculates the net proceeds thereof after deduction of the anticipated payments pursuant to the convertible notes and related documents. The net proceeds do not include the payment of any contingent payments, such as liquidated damages or repayment premiums in the case of default or a change of control. The net proceeds assumes that all interest and principal will be paid in cash and that all installment payments are timely made, notwithstanding that we may pay (and are expected to pay) interest and principal in shares of its common stock under specified circumstances, as described above. The interest amount reflected below assumes that all installment payments are made when due without any event of default, and the table assumes that none of the convertible notes are converted prior to maturity. Based on the foregoing assumptions, the net proceeds represent approximately 75% of the gross proceeds.

Gross Proceeds	$10,000,000
Approximate Aggregate Interest Payments (including Original Issue Discount)	$1,500,000
Approximate Transaction Costs (including Placement Agent Fees)	$1,040,000
Net Proceeds	$7,460,000

Comparison of Issuer Proceeds to Potential Investor Profit

As discussed above, we plan to use the proceeds from the sale of the convertible notes for general corporate purposes. The following table summarizes the potential proceeds we will receive pursuant to the securities purchase agreement and the convertible notes. For purposes of this table, we have assumed that the convertible notes will be held by the Selling Stockholder through the maturity date thereof.

	Series A Note	Series B Note	Total
Total Gross Proceeds Payable to us(1)	$4,000,000	$6,000,000	$10,000,000
Payments that have been made or may be required to be made by us until maturity(2)	$600,000	$900,000	$1,500,000
Net proceeds to us assuming maximum payments made by us(3)	$3,400,000	$5,100,000	$8,500,000
Total possible profit to the Selling Stockholder(4)	$3,425,346	$5,138,020	$8,563,366
Percentage of payments and profit over net proceeds(5)	118%	118%	118%
Percentage of payments and profit over net proceeds per year of the term(6)	59%	118%	95%

(1) Includes gross proceeds payable to us on the sale of the convertible notes in the amount of $10,000,000.

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(2) Total possible payments (excluding repayment of principal) payable by us to the Selling Stockholder or their affiliates assuming the convertible notes remain outstanding until the maturity date and that interest is paid in cash. Assumes that no liquidated damages are incurred and that no redemption premium on the convertible notes will be applicable.

(3) Total net proceeds to us calculated by subtracting the result in footnote (2) from the result in footnote (1).

(4) This number represents the total possible profit to the Selling Stockholder based on the aggregate discount to market price of the shares underlying the convertible notes as indicated in the above table entitled “Potential Profit from Conversion of Convertible Notes.”

(5) Percentage of the total possible payments to the Selling Stockholder as calculated in footnote (2) plus profit calculated in footnote (4) compared to the net proceeds disclosed in footnote (3).

(6) Based on a 12-month term for the Series B Note and a 24 month-term for the Series A Note.

Comparison of Registered Shares to Outstanding Shares

The following table compares the number of shares held by persons other than the Selling Stockholder, company affiliates, and affiliates of Selling Stockholder with the number of shares registered for resale and sold by such parties in prior transactions as well as in the current transactions involving the notes:

Shares Outstanding Prior to the Private Placement Held by Persons Other than the Selling Stockholder, or Affiliates of us or Selling Stockholder	34,670,308

Shares Registered for Resale by Selling Stockholder or Affiliates of Selling Stockholder in Prior Registration Statements	0

Shares Registered for Resale by Selling Stockholder or Affiliates of the Selling Stockholder that Continue to be Held by Such Persons	0

Shares Sold in Registered Resale Transactions by the Selling Stockholder or Affiliates Thereof	0

Shares Registered for Resale on behalf of the Selling Stockholder or Affiliates Thereof in Connection with the Private Placement (including reserves)	11,556,769

Additional Information

The foregoing is only a summary of the material terms of the Purchase Agreement, the Convertible Notes, the Investor Note, the Master Netting Agreement, the Registration Rights Agreement, the Leak-Out Agreement and the other ancillary transaction documents (collectively, the “Transaction Documents”), and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report and incorporated herein by reference.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in the Company’s reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Investor. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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As of the date of this prospectus, we do not believe that we will have the financial ability to make all payments on the convertible notes in cash when due. Accordingly, we do intend, as of the date of this prospectus, to make such payments in shares of our common stock to the greatest extent possible.

The selling stockholder has advised us that it may enter into short sales in the ordinary course of its business of investing and trading securities. The selling stockholder has advised us, and represented to us in the purchase agreement for the convertible notes and warrants, that no short sales were entered into during the period beginning when such selling shareholder obtained knowledge that we were contemplating a private placement and ending upon the public announcement of any such private placement. Additionally, the selling stockholder has agreed in the securities purchase agreement that, so long as the selling stockholder holds any convertible note, the selling stockholder will not maintain a “net short position” in our common stock, which generally means that the selling stockholder has agreed not to maintain a short position in our common stock without maintaining an equivalent offsetting long position.

We have not had any material relationships or arrangements with the selling stockholder, its affiliates, or any person with whom the selling stockholder has a contractual relationship regarding this private placement (or any predecessors of those persons).

We believe that the available funds at September 30, 2020, and including the net proceeds from our October 30, 2020 issuance of $11.5 million in convertible notes plus internally generated funds from products sales will provide sufficient financial resources to fund our operations, working capital, and capital expenditures through 2021.

If we are unable to satisfy the conditions required to initiate the Mandatory Prepayment under the Investor Note, then we will need to obtain alternative financing. No assurances can be given that we will be successful in satisfying the conditions, complying with certain of the terms and conditions in the issuance of the convertible notes or in arranging further funding, if needed, or if successful to continue the execution of our business plan including the development and commercialization of new products. Failure to obtain such funding will require management to substantially curtail, if not cease operations, which will result in a material adverse effect on the financial position and our results of operations.

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USE OF PROCEEDS

The shares of common stock being offered by the Selling Stockholder is those issuable to the Selling Stockholder upon conversion of the Convertible Notes. For additional information regarding the issuance of the Convertible Notes, see “Private Placement of the Convertible Notes” above. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes issued pursuant to the Securities Purchase Agreement, the Selling Stockholder has not had any material relationship with us within the past three years.

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder is those issuable to the Selling Stockholder upon conversion of the Convertible Notes. For additional information regarding the issuance of the Convertible Notes, see “Private Placement of the Convertible Notes” above. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes issued pursuant to the Securities Purchase Agreement, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, as of October 30, 2020, assuming conversion of the Convertible Notes held by the Selling Stockholder on that date but taking account of any limitations on conversion set forth therein. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder and does not take in account any limitations on conversion of the notes set forth therein.

Under the terms of the notes, a selling stockholder may not convert the notes to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being	Shares of Common Stock Beneficially Owned Upon Completion of this Offering(3)
Name of Selling Stockholder	Number	Percentage	Offered(2)	Number	Percentage
Ionic Ventures, LLC (4)	2,690,730	4.99%	11,556,769	-	-

(1)

This column lists the number of shares of common stock beneficially owned by the Selling Stockholder, as of October 30, 2020, assuming conversion of the Convertible Notes held by the Selling Stockholder on that date, but taking account the 4.99% limitation on conversion as set forth in the Convertible Notes. Without regard to the 4.99% ownership limitation, the Convertible Notes held by the Selling Stockholder are convertible into 19,183,036 shares of common stock of the Company, calculated at the effective alternate conversion rate as of October 30, 2020. Because the conversion price of the notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

(2)

In accordance with the terms of a registration rights agreement with the holder of the Convertible Notes, this prospectus generally covers the resale of (i) 7,673,214 shares of our common stock, which is the maximum number of shares of common stock issued or issuable pursuant to the Series A Note (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the effective alternate conversion price calculated as of October 30, 2020 and (ii) 3,883,555 of the shares of our common stock, which represents 34% of the shares of common stock issued or issuable pursuant to the Series B Note (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at the effective alternate conversion price calculated as of October 30, 2020. Because the conversion price of the notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

(3)

The ownership of shares after the offering assumes the issuance of all of the shares underlying the Convertible Notes that are offered for resale hereby, and the sale by the selling stockholder of all of the shares offered for resale hereby.

(4)

Ionic Ventures, LLC (“Ionic”), also referred to herein as the “Selling Stockholder,” is the record and beneficial owner of the securities set forth in the table. Brendan O’Neil and Keith Coulston are the managers of Ionic and may also be deemed to have investment discretion and voting power over the shares that it holds. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. The address of Ionic Ventures, LLC is 3053 Fillmore St, Suite 256, San Francisco, CA 94123.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Convertible Notes to permit the resale of these shares of common stock by the holders of the Convertible Notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholder may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of common stock by other means not described in this prospectus. If the Selling Stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholder may pledge or grant a security interest in some or all of the Convertible Notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $43,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, K&L Gates LLP. Any underwriters will be represented by their own legal counsel.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2019 and 2018 included in our Annual Report on Form 10-K for the year ended December 31, 2019, incorporated by reference in this prospectus, have been audited by RBSM LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As set forth in their report thereon, (i) an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern for each of the two years in the period ended December 31, 2019 and (ii) an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 606.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about our company by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, and as amended by Form 10-K/A filed with the SEC on May 15, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 15, 2020, August 14, 2020 and November 13, 2020, respectively;

•	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on May 8, 2020, June 5, 2020, July 28, 2020, September 24, 2020, September 29, 2020, September 30, 2020, October 10, 2020, October 22, 2020, October 29, 2020 and November 2, 2020;

•	Our preliminary proxy statement on Schedule 14A as filed with the SEC on August 7, 2020; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on March 1, 2018 pursuant to Section 12(b) of the Exchange Act

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Cure Pharmaceutical Holding Corp., 1620 Bacon Place, Oxnard, California, 93033, Attention: Secretary or telephoning us at (805) 824-0410. You may also access the documents incorporated by reference in this prospectus through our website at www.curepharmaceutical.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.curepharmaceutical.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. You may also request a copy of these filings, at no cost, by writing us at 1620 Bacon Place, Oxnard, California, 93033, Attention: Secretary or telephoning us at (805) 824-0410.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses will be borne by the Company. All amounts are estimated except the SEC registration fee.

SEC registration fee	$1,323.89
Accounting fees and expenses	25,000
Legal fees and expenses	15,560
Miscellaneous fees and expenses	--
Total	$41,883.89

Item 15. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or (iv) any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that (i) we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; (ii) we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law,; and (iii) the rights provided in our bylaws are not exclusive.

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Our amended and restated certificate of incorporation and our amended and bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

A list of the exhibits required by Item 601 of Regulation S-K are listed below in the “Exhibit Index” are part of this Registration Statement and are incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

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(i) (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than the registration statement relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Incorporated by Reference
Exhibit				Filing	Filed
Number	Description of Exhibit	Form	File No.	Date	Herewith
3.1	Amended and Restated Certificate of Incorporation	8-K	000-55908	10/04/2019
3.2	Bylaws	8-K	000-55908	10/04/2019
4.1	Specimen common stock certificate	10-K	000-55908	03/30/2020
4.2	Description of Registrant’s Securities	10-K	000-55908	03/30/2020
5.1	Opinion of K&L Gates LLP				X
10.1	Form of Security Purchase Agreement*	8-K	000-55908	11/02/2020
10.2	Form of Series A Convertible Note*	8-K	000-55908	11/02/2020
10.3	Form of Series B Convertible Note*	8-K	000-55908	11/02/2020
10.4	Form of Note Purchase Agreement*	8-K	000-55908	11/02/2020
10.5	Form of Secured Promissory Note*	8-K	000-55908	11/02/2020
10.6	Form of Master Netting Agreement*	8-K	000-55908	11/02/2020
10.7	Form of Registration Rights Agreement*	8-K	000-55908	11/02/2020
10.8	Form of Leak-Out Agreement*	8-K	000-55908	11/02/2020
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on signature page)				X

*All schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oxnard, California, on this 30th day of November, 2020.

CURE PHARMACEUTICAL HOLDING CORP.

By:	/s/ Robert Davidson
Name:	Robert Davidson
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert Davidson and Mark Udell, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Cure Pharmaceutical Holding Corp., and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE
/s/ Robert Davidson	Chief Executive Officer	November 30, 2020
Robert Davidson	(Principal Executive Officer)

/s/ Michael Redard	Chief Financial Officer	November 30, 2020
Michael Redard	(Principal Financial Officer)

/s/ Mark Udell	Chief Accounting Officer	November 30, 2020
Mark Udell	(Principal Accounting Officer)

/s/ William Yuan	Chairman of the Board	November 30, 2020
William Yuan

/s/ John K. Bell	Director	November 30, 2020
John K. Bell

/s/ Lauren Chung, Ph.D	Director	November 30, 2020
Lauren Chung, Ph.D

/s/ Anya Goldin	Director	November 30, 2020
Anya Goldin

/s/ Joshua Held	Director	November 30, 2020
Joshua Held

/s/ Ruben Jose King-Shaw Jr.	Director	November 30, 2020
Ruben Jose King-Shaw Jr.

/s/ Gene Salkind, MD	Director	November 30, 2020
Gene Salkind, MD

/s/ Nancy Duitch	Director	November 30, 2020
Nancy Duitch

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